                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12
      / /        Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                            GENOME THERAPEUTICS CORP.
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            GENOME THERAPEUTICS CORP.
         -------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

/X/        No Fee Required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           GENOME THERAPEUTICS CORP.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 28, 2000

To the Shareholders of
GENOME THERAPEUTICS CORP.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Genome Therapeutics Corp. (the "Company") will be held on February 28, 2000 at 10:00 a.m. at Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts, for the following purposes:

    A. To elect six directors.

    B.  To approve the Company's Employee Stock Purchase Plan.

    C. To ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending August 31, 2000.

    D. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

    The Board of Directors has fixed the close of business on January 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

    All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Shareholders attending the meeting may vote in person even if they have returned a proxy.

                                          By Order of the Board of Directors,

                                          DAVID C. CHAPIN, CLERK

January 28, 2000
Boston, Massachusetts

                           GENOME THERAPEUTICS CORP.

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited by the Board of Directors of Genome Therapeutics Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 28, 2000 (the "Annual Meeting"), or at any adjourned session(s) of that meeting, for the purposes set forth in the foregoing Notice. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. This solicitation of proxies is being made by mail, although it may be supplemented by telephone, facsimile or personal solicitation by directors, officers, or other employees of the Company. No additional compensation will be paid to such individuals for such services. This Proxy Statement and accompanying proxy will be mailed on or about January 28, 2000, to all shareholders entitled to vote at the meeting. The address of the Company is 100 Beaver Street, Waltham, Massachusetts, 02453.

    Only shareholders of record at the close of business on January 5, 2000 will be entitled to notice of and to vote at the meeting. As of January 5, 2000 the Company had outstanding 19,516,056 shares of Common Stock, $.10 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

    Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Clerk of the Company an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and electing to vote in person.

    A copy of the Company's 1999 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to each shareholder entitled to vote at the meeting. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1999 AND RELATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO EACH SHAREHOLDER ENTITLED TO VOTE AT THIS MEETING WHO REQUESTS A COPY OF SUCH IN WRITING. REQUESTS SHOULD BE SENT TO GENOME THERAPEUTICS CORP. 100 BEAVER STREET, WALTHAM MASSACHUSETTS, 02453, ATTENTION:
PHILIP V. HOLBERTON, CHIEF FINANCIAL OFFICER.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

    Consistent with Massachusetts law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

    The Company will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers and nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have the discretionary voting power in the particular matter) on any other matter, only as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but none of the withheld votes, abstentions, or broker non-votes will be counted as "cast" or have any effect on the outcome of voting on the particular matter, even though persons analyzing the results of the voting may interpret the results differently.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1999, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, and the stock ownership of the Company's current directors and nominees, and of all directors and executive officers of the Company as a group:

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF   PERCENT
BENEFICIAL OWNER(1)                                           BENEFICIAL OWNERSHIP   OF CLASS
-------------------                                           --------------------   --------
Marc B. Garnick.............................................           10,701(3)         *
Robert J. Hennessey.........................................        1,445,000(2)       7.4%
Philip Leder................................................          226,567(3)       1.2%
Lawrence Levy...............................................           12,944(3)         *
Steven M. Rauscher..........................................           77,597(3)         *
Norbert G. Riedel...........................................            9,593(3)         *

All directors and officers as a group (9 persons)...........        1,939,567(4)       9.9%

------------------------

*Less than 1%.

(1) The address of all such persons is c/o the Company, 100 Beaver Street, Waltham, Massachusetts, 02453.

(2) Includes 1,405,000 shares, which are issuable upon the exercise of vested options.

(3) Includes 6,250 shares for Dr. Garnick, 220,000 shares for Dr. Leder, 10,000 shares for Mr. Levy, 70,000 shares for Mr. Rauscher, and 6,250 shares for Dr. Riedel which shares are issuable upon the exercise of vested options or options which are to become vested within 60 days following December 31, 1999. Includes 4,451 shares for Dr. Garnick, 6,567 shares for Dr. Leder, 2,944 shares for Mr. Levy, 7,597 shares for Mr. Rauscher, and 3,343 shares for Dr. Riedel, which shares are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 31, 1999.

(4) Includes a total of 1,868,165 shares which may be issuable upon the exercise of vested options or options which are to become vested within 60 days following December 31, 1999. Includes 24,902 shares which are deferred and issuable upon the earlier of three years from the grant date or the date upon which the grantee ceases to be a director of the Company. Excludes options which have been granted to directors and officers but which will not become vested within 60 days following December 31, 1999.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and other executive officers who earned more than $100,000 for the fiscal year ended August 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION           LONG-TERM COMPENSATION AWARDS
                                          ---------------------------------   -------------------------------
                                           FISCAL                             STOCK/OPTIONS      ALL OTHER
                                            YEAR     SALARY ($)   BONUS ($)     SARS (#)      COMPENSATION(1)
                                          --------   ----------   ---------   -------------   ---------------
Robert J. Hennessey.....................    1999       290,000         --              --          19,799
Chairman, President/CEO                     1998       281,634     20,625              --          26,684
                                            1997       266,635     40,000              --          83,015

Fenel M. Eloi...........................    1999       139,754(2)  12,000              --           2,192
Sr. Vice President,                         1998       158,461     21,000          25,100           3,000
  CFO & Treasurer                           1997       138,003     24,000          15,100          17,589

Christopher T. Kelly....................    1999       174,982     12,750              --          19,024
Sr. Vice President--                        1998       169,807     25,000          10,000          36,652
  Strategic Planning and Business           1997        54,807(3)  15,000         165,000           4,450
  Development

------------------------

(1) These amounts represent Company contributions to the Company's 401(k) Plan, relocation expenses and other executive compensation allowances.

(2) Mr. Eloi resigned from the Company effective May 21, 1999.

(3) Mr. Kelly's salary in 1997 reflects 4 months of employment.

EXECUTIVE EMPLOYMENT AGREEMENT

    Robert J. Hennessey, Chairman of the Board, President and Chief Executive Officer of the Company, has an employment agreement with the Company, which commenced March 15, 1996. The agreement is subject to automatic extension annually thereafter unless prior written notice of nonrenewal is given.
Mr. Hennessey's current base salary is $305,000, and is subject to increase each year, as determined by the Board of Directors or Stock Option and Compensation Committee. The percentage of the increase must be at least equal to the percentage increase, if any, during the preceding year in the Consumer Price Index--Boston Region. The agreement entitles Mr. Hennessey to receive bonuses based on the Company's achievement of certain operating and financial goals. The Board (or a committee of the Board) shall determine the amount of any bonus pursuant to the agreement. Mr. Hennessey also received certain other compensation allowances, as approved by the Board, equal to $16,949. Upon hiring, Mr. Hennessey was awarded non-qualified stock options to purchase 1,600,000 shares of Common Stock at an exercise price of $1.625 per share, all of which were vested as of August 31, 1999. In February, 1996, Mr. Hennessey was also awarded non-qualified stock options to purchase up to 300,000 shares of Common Stock, at an exercise price of $8.87 per share, the fair market value of the Common Stock on the date of the grant. As of August 31, 1999, 175,000 options have vested and the balance of the 125,000 options by their terms vest on

December 21, 2005 or earlier if the average closing price of the Common Stock for a period of 10 out of 20 consecutive trading days is $14.25 or higher.

    Mr. Hennessey's options shall become fully vested upon the occurrence of a change in control (as defined). In addition, the agreement provides for the continuation of all compensation and benefits for a period equal to the lesser of the remaining term of the agreement or 8 months in the event that Mr. Hennessey's employment is terminated without cause (as defined) or terminates with good reason (as defined). In the event that Mr. Hennessey's employment is terminated by the Company within 12 months following a change in control (as defined) for any reason other than cause, the Company will pay him a lump sum cash payment equal to two times the base salary and bonus paid to Mr. Hennessey for the calendar year preceding the year in which the change in control occurs, and together with all accrued obligations (as defined). The agreement contains customary confidentiality and non-competition clauses.

    The following table reflects the stock options granted by the Company to the named executive officers for the fiscal year ending August 31, 1999:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZED
                                                         INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                    -----------------------------------------------------------        RATES OF
                                                    % OF TOTAL                                        STOCK PRICE
                                                   OPTIONS/SARS                                      APPRECIATION
                                                    GRANTED TO    EXERCISE OR BASE                FOR OPTION TERM(1)
                                    OPTIONS/SARS   EMPLOYEES IN        PRICE         EXPIRATION   -------------------
                                    GRANTED (#)    FISCAL YEAR       ($/SHARE)          DATE         5%        10%
                                    ------------   ------------   ----------------   ----------   --------   --------
Robert J. Hennessey...............          --           --                                 --         --          --
Fenel M. Eloi.....................      34,255(2)      3.37%           $4.230         11/10/08    $22,495    $121,647
Christopher T. Kelly..............     140,250(2)      13.8%            4.230         11/10/08     92,100    498,060

------------------------

(1) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(2) These non-qualified stock options were granted as part of the Company's stock options repricing program, which replaces previously, issued option grants that were forfeited under the terms of the repricing plan. The repriced options have a term of ten years and include a dual faceted vesting schedule based upon vested/unvested options at the date of repricing. The vesting period for repriced vested and unexcerised options commenced with the date of repricing. The Black-Scholes valuation model was used to determine the exercise price.

    The following table sets forth the aggregate dollar value of all Options/SARs exercised and the total number of unexercised Options/SARs held on August 31, 1999 by each of the named executive officers.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                       VALUE OF UNEXERCISED IN-THE-
                                                             NUMBER OF UNEXERCISED        MONEY OPTIONS/SARS AT
                                                            OPTIONS/SARS AT FISCAL                FISCAL
                          SHARES ACQUIRED      VALUE              YEAR-END(#)                  YEAR-END($)
NAME                      ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                      ---------------   ------------   -------------------------   ----------------------------
Robert J. Hennessey.....           0                0          1,405,000/125,000               $3,613,740/0
Fenel M. Eloi...........       3,875           $5,212                   19,667/0                    2,803/0
Christopher T. Kelly....           0                0             27,198/123,050               8,224/38,479

------------------------

(1) The closing price of the Common Stock on August 31, 1999 was $4.5625 as reported by NASDAQ National Market. Value is calculated on the basis of the difference between the Option/SAR grant price and $4.5625 multiplied by the number of shares of Common Stock underlying the Option/SAR.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 6 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

    The Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee') of the Company consists of Messrs. Rauscher and Levy and Dr. Riedel, Committee Chairman. The Committee's responsibilities include recommending to the Board of Directors the compensation of the Company's executive officers, administering the Company's stock option plans and approving the grant of stock options to employees of, and consultants to, the Company. No member of the Committee was an officer or employee of the Company during the year ended August 31, 1999.

    The Company's executive compensation programs reflect input and recommendations from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a recommendation to the Board of Directors concerning the scope and nature of compensation arrangements. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Company and Mr. Hennessey are parties to an employment agreement. During the year ended August 31, 1999 Mr. Hennessey received a salary of $290,000 and compensation allowances of $16,949 under the agreement. Pursuant to the agreement, in March 1993 and March 1996, Mr. Hennessey was granted an option to purchase up to 1,600,000 and 300,000 shares of the Company's Common Stock respectively. See "Executive Compensation--Executive Employment Agreements."
Mr. Hennessey's continues to have rights to 1,530,000 outstanding options, and is a shareholder in the Company. Effective in

1999, the Company changed Mr. Hennessey's annual performance review date to September, to coincide with the Company's fiscal year period.

    Under Mr. Hennessey's employment with the Company, Mr. Hennessey receives an annual adjustment to the base salary equal to the CPI. The overall base salary adjustment for the fiscal year also includes pro rated merit to reflect change in review date. Mr. Hennessey's change in fiscal year base compensation was influenced primarily by the Company's performance over the fiscal year period and his overall performance in achieving certain predefined business objectives.

OFFICERS COMPENSATION

    The Company maintains compensation and incentive programs designed to motivate, retain, and attract key management talent. The compensation levels provided for the Company's executive officers reflect incumbent performance and future potential, appropriate benchmark survey data, and company performance and financial position.

    The Chief Executive Officer determines the compensation of executive officers by taking into consideration the above factors. The Chief Executive Officer provides recommendations to the Stock Option and Compensation Committee for the proposed remuneration of the Company's officers based on achievement of both individual and company performance.

    Officer compensation is generally composed of cash compensation and option grants. The Company promotes the use of stock options to align the interests of its employees with those of the Company's shareholders. Options generally vest over a period of years. Factors considered in making option awards include the officer's option holdings, competitive position, importance to the Company, performance, and future potential to the Company.

OTHER MATTERS

    As part of the Company's ongoing effort to retain its employees and in light of intense competition for qualified individuals, the Stock Option and Compensation Committee, at the Direction of the Board of Directors, approved a one time stock option repricing program in November 1998. The program was offered to all employees with the exception of the Chief Executive Officer. The terms and conditions of the program included forfeitures, a renewed vesting period, and a strike price based upon the Black-Scholes valuation model.

                                          STOCK OPTION AND COMPENSATION
                                          COMMITTEE

                                                  Norbert Riedel, Chairman
                                                  Lawrence Levy
                                                  Steven M. Rauscher

                               PERFORMANCE GRAPH

NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG GENOME THERAPEUTICS CORP., THE S&P 500 INDEX
                 AND THE HAMBRECHT & QUIST BIOTECHNOLOGY INDEX

    The graph below compares the relative cumulative total returns to the Company's shareholders with the cumulative total of the S&P 500 Index and the Hambrecht & Quist Biotechnology Index over the last five years.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG GENOME THERAPEUTICS CORPORATION, THE S & P 500 INDEX
                       AND THE H & Q BIOTECHNOLOGY INDEX

                                   [GRAPHIC]

*$100 invested on 8/31/94 in stock or index-- including reinvestment of dividends. Fiscal year ending August 31.

                                   PROPOSAL A
                           ELECTION OF SIX DIRECTORS

    The Board of Directors has fixed the number of directors at six. It is intended that the enclosed proxy will be voted for the election of the four persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and shall have been qualified. In order to be elected a majority of the shares entitled to vote must approve, or be deemed to have approved, the election of each nominee for director. If any nominee should be unavailable for election at the time of the meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than four directors. All of the nominees are currently directors of the Company and were elected at the 1999 Annual Meeting. All have agreed to serve as directors if elected at the meeting.

    Directors of the Company who are not also employees will receive compensation under the 1997 Directors' Deferred Stock Plan.

    The nominees for directors of the Company who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

                                                      PRINCIPAL OCCUPATION                  DIRECTOR
           NAME               AGE                    AND OTHER DIRECTORSHIPS                 SINCE
           ----             --------                 -----------------------                --------
Robert J. Hennessey.......     58      Mr. Hennessey became Chief Executive Officer and       1993
                                       President of the Company in March 1993 and was
                                       elected Chairman of the Board in May 1994. From
                                       1990 to March 1993, Mr. Hennessey was President of
                                       Hennessey & Associates, Ltd., a consulting firm,
                                       and from 1980 to 1990, he was a Vice President of
                                       Sterling Drug, Inc., a pharmaceutical company.

Philip Leder, M.D. .......     65      Dr. Leder, a director of the Company, has served as    1994
                                       the John Emery Andrus Professor of Genetics and
                                       Chairman of the Department of Genetics at Harvard
                                       Medical School since 1980. He has also been a
                                       Senior Investigator of the Howard Hughes Medical
                                       Institute since 1986. Dr. Leder is a director of
                                       Monsanto Company, Inc.

Lawrence Levy.............     76      Mr. Levy, a director of the Company, is Chairman of    1986
                                       the Board of Directors and President of Northern
                                       Ventures Corporation, international management and
                                       business consulting firm. He has held this position
                                       since 1982.

                                                      PRINCIPAL OCCUPATION                  DIRECTOR
           NAME               AGE                    AND OTHER DIRECTORSHIPS                 SINCE
           ----             --------                 -----------------------                --------
Steven M. Rauscher........     46      Mr. Rauscher is a director of the Company and has      1993
                                       been the Chief Executive Officer and a director of
                                       Affiliated Research Centers, Inc. since 1995. From
                                       1993 to 1995, Mr. Rauscher was President and Chief
                                       Executive Officer of Pharmedic Company, a
                                       biopharmaceutical company and from 1976 to 1993, he
                                       was Vice President of Abbott Laboratories, a
                                       biopharmaceutical company.

Norbert G. Riedel,             42      Dr. Riedel is currently President of the               1999
  Ph.D. ..................             Recombinant Strategic Business Unit for Baxter
                                       Hyland Immuno, a division of Baxter Healthcare
                                       Corp. From 1991 to 1998, Dr. Riedel served in
                                       various research and management positions at
                                       Hoechst Marion Roussel, Inc. where his most recent
                                       responsibility was Head of Global Biotechnology and
                                       the Hoechst Ariad Genomic Center. From 1984 to
                                       1992, Dr. Riedel held various academic appointments
                                       at Harvard University, Boston University School of
                                       Medicine and Massachusetts Institute of Technology.

Marc B. Garnick, M.D. ....     52      Dr. Garnick is currently Executive Vice President      1999
                                       and Chief Medical Officer at Praecis
                                       Pharmaceuticals, Inc. and Clinical Professor of
                                       Medicine at Harvard Medical School. From 1987 to
                                       1994, Dr. Garnick was Vice President, Clinical
                                       Development at Genetics Institute. From 1978 to
                                       1998, Dr. Garnick held various academic and
                                       hospital appointments at Harvard Medical School,
                                       the Dana Farber Cancer Institute and the Brigham
                                       and Women's Hospital.

    The Board of Directors held 4 meetings during fiscal 1999. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each committee on which they serve.

    The Board of Directors has established an Audit Committee consisting of Mr. Rauscher, Committee Chairman, Dr. Garnick and Mr. Levy and which held 1meetings during fiscal 1999. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management the scope and results of the annual audit, the scope of other services provided by the Company's auditors, proposed changes in the Company's financial and accounting standards and principles, the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and making recommendations to the Board of Directors on the engagement of independent auditors.

    The Board of Directors has established a Stock Option and Compensation Committee, consisting of Messrs. Rauscher and Levy and Dr. Riedel, Chairman. The duties of the Stock Option and Compensation Committee consist of determining the compensation of the Company's executive officers, and administering the Company's stock option plans and determining the grant of stock options to employees of, and consultants to, the Company. During fiscal 1999, the Stock Option and Compensation Committee held 4 meetings.

    The Board of Directors has established a Nominating Committee, consisting of Mr. Levy and Dr. Leder. The duties of the Nominating Committee consist of considering and making recommendations to the Board of Directors. During fiscal year 1999, the Nominating Committee held no meetings. The Nominating Committee does not consider nominees recommended by shareholders.

               THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE
                         SIX NOMINEES DESCRIBED ABOVE.

                               EXECUTIVE OFFICERS

    The executive officers of the Company who are not also directors of the Company are as follows:

                NAME                                 POSITION
                ----                                 --------
Richard D. Gill......................  President and Chief Operating Officer

Philip V. Holberton..................  Treasurer and Chief Financial Officer

Christopher T. Kelly.................  Senior Vice President--Strategic
                                       Planning and Business Development

    Richard D. Gill was appointed President and Chief Operating Officer effective December 1999. Since 1994, he served as Senior Vice President & General Manager of BTG International, Inc., a subsidiary of BTG plc. From 1990-1994, Dr Gill was Vice President of BTG USA, Inc., establishing BTG plc's presence in the United States.

    Philip V. Holberton was appointed Treasurer and Chief Financial Officer for the Company effective May 1999. Since 1995, he has been an independent contractor, serving corporations as its Chief Financial Officer. He served as a contract Chief Financial Officer for BioSepra, Inc. from August 1998 to December 1999. From 1991 to 1995, he was Chief Financial Officer of Cambridge NeuroScience, Inc., a biotechnology company.

    Christopher T. Kelly has been Senior Vice President--Strategic Planning and Business Development since March 1997. Prior to joining the Company, Mr. Kelly served as President and Chief Executive Officer of Spectral
Pharmaceuticals, Inc., a company which he co-founded in 1993. Prior to Spectral, he was Vice President of Commercial Development at Triplex Pharmaceutical Corporation. From March 1986 to March 1992, Mr. Kelly held senior strategic planning and business development positions at Sterling Drug, Inc., serving as Vice President Business Development from March 1989 to March 1992. Mr. Kelly previously held senior marketing positions with Boehringer Mannheim Corporation, Cooper Biomedical, Inc. and Hoffmann-LaRoche Inc.

                                   PROPOSAL B
                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    On October 27, 1999, the Board of Directors adopted an employee stock purchase plan (the "Stock Purchase Plan"), subject to Stockholder approval, and reserved 250,000 shares of the Company's Common Stock for issuance thereunder. Under the Stock Purchase Plan, eligible employees may authorize the Company to deduct amounts from their bi-weekly base salary, which amounts are used to enable the employees to exercise options (each an "Option") to purchase shares of Common Stock of the Company. The purpose of the Stock Purchase Plan is to attract and retain key personnel, and encourage stock ownership by the Company's employees.

SUMMARY OF THE STOCK PURCHASE PLAN

    The full text of the Stock Purchase Plan is set forth in Exhibit A to this Proxy Statement. The following description of the Stock Purchase Plan is qualified in its entirety by reference to the full text.

    ADMINISTRATION; PARTICIPATION. The Stock Purchase Plan will be administered by the Stock Option and Compensation Committee of the Board of Directors. All employees who, on the first day of an Option Period (as defined below), are scheduled to work at least 20 hours per week and who are expected to be employed for at least five months per year by the Company are eligible to participate in the Stock Purchase Plan, unless after the grant of their option such employee would be treated as owning 5% or more of the voting power or value of the stock of the Company (an "Eligible Employee"). The number of employees potentially eligible to participate in the Stock Purchase Plan is approximately 170 persons.

    An Eligible Employee may elect to become a participant (a "Participant") in the Stock Purchase Plan by delivering to the Company, at least 15 days prior to the beginning of an Option Period, a form authorizing the Company to deduct an amount from his or her salary to exercise Options. The aggregate amount which an employee may authorize the Company to deduct under the Company's Stock Purchase Plan is not less than 1% nor more than 15% of the employee's bi-weekly base salary. Participants are allowed to increase or decrease the percentage of wages deducted once per quarter during the time the Option is outstanding. A Participant may suspend his or her contributions at any time.

    TERMS OF OPTIONS. The first stock option period (the "Initial Option Period") for which Options may be granted shall commence on March 1, 2000 and end on June 30, 2000. Thereafter, the periods for which Options may be granted shall be January 1 to June 30 and July 1 to December 30 of each year. Such periods, together with the Initial Option Period, are each "Option Periods". Each Participant will be granted an Option on the first day of the Option Period and such Option will be deemed exercised if an Eligible Employee continues to be a Participant on the last day of the Option Period. For the Initial Option Period, the maximum number of shares of Common Stock covered by an Option is that number having a fair market value of $8,333.33 on the first day of the Initial Option Period. For each Option Period thereafter, the maximum number of shares covered by an Option is that number having a fair market value of $12,500 on the first day of the Option Period. The exercise price of an Option is 85% of the fair market value for the Common Stock (a) on the grant date or (b) at the time at which the Option is deemed exercised, whichever is less.

    The Options are nontransferable, except in the case of death of the employee. If an employee dies, his or her beneficiary may withdraw the accumulated payroll deduction or use such deductions to purchase shares on the last day of the Option period. If an employee ceases to be employed by the Company by reason of permanent disability or retirement or is on an approved leave of absence from the Company, such employee may request that his or her accumulated payroll deductions be used to purchase shares on the last day of the Option Period. If an employee ceases to be employed by the Company for any other reason, the Option held by him or her will be deemed canceled and any of his or her accumulated payroll deductions will be returned. A Participant may elect to discontinue participation at any time prior to the end of an Option Period and to have his or her accumulated payroll deduction refunded.

    SHARES SUBJECT TO THE STOCK PURCHASE PLAN. The number of shares that are reserved for issuance under the Stock Purchase Plan will be 250,000 shares of the Company's Common Stock, subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the Stock Purchase Plan will be used for the general purposes of the Company. Shares issued under the Stock Purchase Plan may be authorized but unissued or shares reacquired by the Company and held in its treasury.

    AMENDMENT AND TERMINATION. The Stock Purchase Plan shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may at any time or times amend or revise the Stock Purchase Plan for any purpose which may at any time be permitted by law, or may at any time terminate the Stock Purchase Plan, provided that no amendment that is not approved by the Stockholders shall be effective if it would cause the Stock Purchase Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Stock Purchase Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

    EFFECTIVE DATE OF THE STOCK PURCHASE PLAN. The Stock Purchase Plan will become effective as of March 1, 2000, provided that it is approved by the Stockholders at this meeting.

FEDERAL INCOME TAX CONSIDERATIONS

    Federal income tax is not imposed upon an employee in the year an option is granted or the year the shares are purchased pursuant to the exercise of the option granted under the Stock Purchase Plan. Federal income tax generally is imposed upon an employee when he or she sells or otherwise disposes of the shares acquired pursuant to the Stock Purchase Plan. If an employee sells or disposes of the shares, more than two years from the grant date and more than one year from the exercise date, then Federal income tax assessed at ordinary rates will be imposed upon the amount by which the fair market value of the shares on the date of grant or disposition, whichever is less, exceeds the amount paid for the shares. In addition, the difference between the amount received by the employee at the time of sale and the employee's tax basis in the shares, (the amount paid on exercise of the option plus the amount recognized as ordinary income) will be recognized as a capital gain or loss. The Company will not be allowed a deduction under these circumstances for Federal income tax purposes. If the employee sells or disposes of the shares sooner than two years from the grant date or one year from the exercise date, then the difference between the fair market value on the last day of the Option Period and the amount paid for the shares) will be taxed as ordinary income, and the Company would be entitled to a deduction equal to that amount. In addition, the difference between the amount realized on the disposition and the Participant's basis in the shares (the amount paid on exercise of the option plus the ordinary income recognized as a result of the disposition) will be recognized as a capital gain or loss.

RECOMMENDATION

    The Board of Directors believe that adoption of the Stock Purchase Plan and the reservation of shares thereunder is important for the Company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of the Company. Accordingly, the Board of Directors believe the Stock Purchase Plan is in the best interest of the Company and its stockholders and recommends that the Stockholders approve the Stock Purchase Plan and the reservation of 250,000 shares of Common Stock thereunder.

    It is the intention of the persons named as proxies to vote the shares to which the proxy relates to approve the Stock Purchase Plan, unless instructed to the contrary. The Stock Purchase Plan will not take effect unless it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL B.

                                   PROPOSAL C

                     RATIFICATION OF SELECTION OF AUDITORS

    Arthur Andersen LLP, Boston, Massachusetts, has been selected by the Board of Directors of the Company as auditors of the Company for the fiscal year ending August 31, 2000. Unless otherwise indicated, proxies will be voted in favor of ratifying the selection of Arthur Andersen as auditors. A representative of Arthur Andersen will be present at the Annual Meeting if requested by a shareholder (either in writing or by telephone) in advance of the Annual Meeting. Such requests should be directed to the Clerk of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL C.

                             SHAREHOLDER PROPOSALS

    In order for any proposal that a shareholder intends to present at next year's annual meeting of shareholders to be eligible for inclusion in the Company's proxy material for that meeting, it must be received by the Clerk of the Company at the Company's offices in Waltham, Massachusetts, no later than September 29, 2000.

                                 OTHER MATTERS

    The Board of Directors knows of not other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

    In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any of such proposals. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

    The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting. Thank you for your cooperation.

                                                                       EXHIBIT A

                           GENOME THERAPEUTICS CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF PLAN

    The Genome Therapeutics Corp. Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Genome Therapeutics Corp. (the "Company") may use voluntary, systematic payroll deductions to purchase shares of Common Stock, $.10 par value of the Company (such Common Stock being hereafter referred to as "Stock") and thereby acquire an interest in the future of the Company. The purpose of the Plan is to assist the Company in retaining high quality employees and to expand employee stock ownership. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

SECTION 2. OPTIONS TO PURCHASE STOCK

    Under the Plan, there is available an aggregate of not more than 250,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors of the Company (the "Board of Directors") may determine.

SECTION 3. ELIGIBLE EMPLOYEES

    Except as otherwise provided below, each Employee who, on the first day of an Option Period (as defined below) following his or her employment by the Company, is scheduled to work at least 20 hours per week and is expected to be employed by Company for at least five months per year will be eligible to participate in the Plan

    (a) Any Employee who immediately after the grant of an Option would own (or pursuant to Section 423(b)(3) of the Code would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase Stock pursuant to the Plan.

    (b) No Employee will be granted an Option under the Plan that would permit his or her rights to purchase shares of stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Section 423 of the Code.

SECTION 4. METHOD OF PARTICIPATION

    The first stock option period (the "Initial Option Period") for which Options may be granted hereunder shall commence on March 1, 2000 and end on June 30, 2000. After the Initial Option Period, the periods for which Options may be granted hereunder shall be from January 1 to June 30 and from July 1 to December 31 of each year. Such periods, together with the Initial Option Period, shall be referred to as the "Option Periods." Each person who will be an Eligible Employee on the first day of any Option

Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5. PAYROLL DEDUCTION

    The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 1% nor more than 15% from the Participant's Compensation by means of substantially equal payroll deductions over the Option Period from payroll periods ending in the Option Period. For purposes of the Plan, "Compensation" means all compensation paid to the Participant by the Company and currently includable in his or her income, including bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under
Section 401(k) of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under
Section 415 of the Code. Once per quarter, a Participant may increase or decrease the withholding rate of his or her payroll deduction authorization by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant.

SECTION 6. GRANT OF OPTIONS

    Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Period. Such Option will be for the number of whole shares of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by
(ii) the purchase price per share of the Stock determined under Section 7; PROVIDED, that the maximum number of shares that may be purchased by any Participant for the Initial Option Period shall be that number of shares which had a fair market value of $8,333.33 on the first day of the Initial Option Period; PROVIDED, FURTHER, that the maximum number of shares that may be purchased by any Participant for any subsequent Option Period shall be that number of shares which had a fair market value of $12,500 on the first day of the Option Period. The Company will reduce, on a substantially proportionate basis, the number of shares of Stock purchasable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is insufficient.

SECTION 7. PURCHASE PRICE

    The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value will mean the Closing Price of the Stock. The "Closing Price" of the Stock on any business day will be the last sale price, regular way, with respect to such Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such Stock, in either case as reported on the NASDAQ Stock Market ("NASDAQ"); or, if such Stock is not listed or admitted to trading on NASDAQ, as reported on such other principal national securities exchange on which such Stock is listed or admitted to trading.

SECTION 8. EXERCISE OF OPTIONS

    If any Employee is a Participant in the Plan on the last business day of an Option Period, he or she will be deemed to have exercised the Option granted to him or her for that period. Upon such exercise, the Company will apply the balance of the Participant's withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter will issue and deliver certificates for said shares to the Participant and will return to him or her the balance, if any, of his or her withholding account in excess of the total purchase price of the shares so issued; PROVIDED, that if the balance left in the account consists solely of an amount equal to the value of a fractional share it will be retained in the Account and carried over to the next Period. No fractional shares will be issued hereunder.

    Notwithstanding anything herein to the contrary, the Company's obligation to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

SECTION 9. INTEREST

    No interest will be payable on withholding accounts.

SECTION 10. CANCELLATION AND WITHDRAWAL

    A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel all or any part of his or her Options by written notice delivered to the Company. Upon such cancellation, the balance in the Participant's withholding account will be returned to the Participant.

    A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an option period will be deemed to have canceled his or her Option.

SECTION 11. TERMINATION OF EMPLOYMENT

    Upon the termination of a Participant's service with the Company by reason of retirement or disability (permanent or temporary) or upon a Participant's leave of absence with the Company, such Participant, by written notice to the Company, may request that the balance of his or her withholding account be applied to the exercise of his or her Option as of the last day of the Option Period pursuant to Section 8 of the Plan.

    In the absence of such a written notice to the Company, subject to
Section 12, upon the termination of a Participant's service with the Company for any reason, he or she will cease to be a Participant, and any Option held by him or her under the Plan will be deemed canceled, the balance of his or her withholding account will be returned, and he or she will have no further rights under the Plan.

SECTION 12. DEATH OF PARTICIPANT

    A Participant may file a written designation of beneficiary specifying who is to receive any stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the election by the Participant of either (i) cancellation of the Participant's

Option upon his or her death, as provided in Section 10 or (ii) application as of the last day of the Option Period of the balance of the deceased Participant's withholding account at the time of death to the exercise of his or her Option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, the death of a Participant will be deemed to effect a cancellation of his or her Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company will deliver such stock and/or cash to which the beneficiary is entitled under the Plan to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such stock and/or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company in its discretion may deliver such stock and/or cash to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

SECTION 13. EQUAL RIGHTS; PARTICIPANT'S RIGHTS NOT TRANSFERABLE

    All Participants granted Options under the Plan will have the same rights and privileges, and each Participant's rights and privileges under any Option granted under the Plan will be exercisable during his or her lifetime only by him or her, and will not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Options held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14. EMPLOYMENT RIGHTS

    Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

SECTION 15. CHANGE IN CAPITALIZATION

    In the event of any change in the outstanding Stock of the Company by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, the maximum number of shares purchasable under an Option, and the Option price will be appropriately adjusted.

SECTION 16. ADMINISTRATION OF PLAN

    The Plan will be administered by the Stock Option and Compensation Committe of the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

    The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) will have no force or effect unless it will have been approved by the shareholders within twelve months before or after its adoption.

    The Plan may be suspended or terminated at any time by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of the outstanding Options. The Plan will terminate in any case when all or substantially all of the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18. APPROVAL OF SHAREHOLDERS

    The Plan will be subject to the approval of the shareholders of the Company secured within twelve months before or after the date the Plan is adopted by the Board of Directors.

SECTION 19. EFFECTIVE DATE

    The effective date of the Plan shall be March 1, 2000.

                                   DETACH HERE

                                     PROXY

                           GENOME THERAPEUTICS CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 28, 2000


The undersigned hereby appoints Robert J. Hennessey, Richard D. Gill and Philip
V. Holberton or either of them, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Genome Therapeutics Corp., to be held on February 28, 2000, at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts at 10:00 a.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.10 per share, of Genome Therapeutics Corp. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
SIDE                                                                SIDE

GENOME THERAPEUTICS CORP.
c/o EquiServe
P.O. Box 9040
Boston, MA 02266-9040

                                   DETACH HERE

     Please mark
/X/  votes as in
     this example.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no contrary direction is made, this proxy will be voted for Proposals 1, 2 and 3.


1. To elect six directors.                                                                             FOR      AGAINST      ABSTAIN
   Nominees: (01) Philip Leder, (02) Robert J.               2. To approve the Company's
   Hennessey, (03) Lawrence Levy, (04) Marc B. Garnick,         Employee Stock Purchase Plan.         /   /       /   /       /   /
(05) Steven M. Rauscher, (06) Norbert G. Riedel

FOR                     WITHHELD
ALL      /  /     /  /  FROM ALL                             3. To ratify the selection of Arthur     /   /      /   /       /   /
NOMINEES                NOMINEES                                Andersen LLP as the Company's
                                                                auditors for the fiscal year ending
                                                                August 31, 2000.


/  /                                                         4. In their discretion, the proxies are
    ----------------------------------                          authorized to vote upon such other
For all nominees except as noted above                          business as may properly come before
                                                                the meeting or any adjournments of the
                                                                meeting.


                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE
                                                                AT LEFT   /   /


                                                                PLEASE SIGN AND DATE.
                                                                NOTE: Please sign exactly as name appears on
                                                                this card. All joint owners should sign. When
                                                                signing as executor, administrator, attorney
                                                                or guardian or as custodian for a minor, please
                                                                give full title as such. If a corporation,
                                                                please sign in full corporate name and
                                                                indicate the signer's office. If a partner,
                                                                sign in the partnership name.

Signature:                              Date:
          --------------------------         ---------------
Signature:                              Date:
          --------------------------         ---------------